Exhibit 10.54

February 14, 2003

MCG Master Trust

c/o MCG Capital Corporation

1100 Wilson Boulevard, Suite 3000

Arlington, VA 22209

Attn: Chief Financial Officer and

General Counsel

MCG Capital Corporation

1100 Wilson Boulevard, Suite 3000

Arlington, VA 22209

Attn: Chief Financial Officer and

General Counsel

Wachovia Bank, National Association,

As Liquidity Agent

One Wachovia Center, Mail Code: NC0610

Charlotte, North Carolina 28288

Attention: Capital Markets Credit

Administration

Facsimile No. (704) 374-3254

Confirmation No.: (704) 374-4001

Variable Funding Capital Corporation

c/o Wachovia Securities, Inc.

One Wachovia Center

Charlotte, North Carolina 28288

Attention: Conduit Administration

Facsimile No.: (704) 383-6036

Confirmation No.: (704) 383-9343

Wells Fargo Bank Minnesota, National Association 6th and Marquette Streets MAC# N9311-161 Minneapolis, MN 55679 Attn: Corporate Trust Services – Asset Backed Admin.

Re:	Note Purchase Agreement dated as of June 1, 2000 (as amended, the “Agreement”) among MCG Capital Corporation, as Servicer (“MCG”), MCG Master Trust, as Issuer (the “Issuer”), Variable Funding Capital Corporation, as a CP Purchaser (“VFCC”) and Wachovia Securities, Inc., as VFCC Deal Agent and as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Agreement. Capitalized terms used in this letter (the “Letter”) and not otherwise defined herein shall have the meanings given to such terms in the Agreement or in Appendix A to the Sale and Servicing Agreement (as defined in the Agreement) or in the Terms Supplement relating to the Series 2000-1 Notes.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Waiver. The parties hereto agree that for purposes of any reports required to be prepared, and any tests required to be satisfied, under the Basic Documents on or before February 14, 2003 (including, without limitation, any reports or tests as of December 31, 2002 and/or as of January 31, 2003), the requirement that the Average Portfolio Charged-Off Ratio not exceed a specified percentage is hereby waived. This is a one-time waiver and shall not be construed to be (i) a modification or waiver as to future compliance with the Average Portfolio Charged-Off Ratio, (ii) a waiver of any Termination Event or Potential Termination Event that may exist on or after February 15, 2003 or (iii) an amendment or modification to the Agreement or any other Basic Document except as expressly set forth in this Letter or otherwise with respect to any period on or after February 15, 2003. This limited waiver is expressly subject to the terms of this Letter.

2.	Modification. The parties hereto agree that, with respect to any Purchase requested of the Purchasers pursuant to a Funding Notice delivered after the date hereof (i.e., excluding the Funding Notice separately delivered to Purchasers on the date hereof), in connection with a transfer of Commercial Loans to the Trust, solely for the purpose of the Basic Documents and any reports required to be prepared thereunder the Administrative Agent shall have the right, in its sole discretion, to determine the Investment Rating of any or all Commercial Loans being transferred to the Trust. The parties hereto agree that, with respect to any Purchase requested of the Purchasers pursuant to a Funding Notice delivered after the date hereof, that is not in connection with a transfer of Commercial Loans to the Trust, solely for the purpose of the Basic Documents and any reports required to be prepared thereunder the Administrative Agent shall have the right, in its sole discretion, to determine the Investment Rating of any or all Commercial Loans then held by the Trust. In addition, the parties agree that the Issuer may remove from the Trust, free and clear of the lien of the Indenture, $14,000,000 of the outstanding Principal Balance of the Commercial Loan related to the Credit Facility Agreement dated as of September 10, 2002, as amended, by and among New Vision Broadcasting, LLC and its direct and indirect subsidiaries (as borrowers), the Lenders that are party to such Credit Facility Agreement and MCG Capital Corporation (as administrative agent).

3.	Representations and Warranties. Upon giving effect to paragraph 1 of this Letter, each of MCG and the Trust represents and warrants that as of the date hereof no event has occurred and is continuing which constitutes a Termination Event or a Potential Termination Event.

4.	Effect of Modification. Except as expressly modified in this Letter, all of the terms, provisions and conditions of the Agreement and the other Basic Documents are hereby ratified and confirmed and shall remain unchanged and in full force and effect.

5.	Expenses. MCG agrees to pay all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of this Letter, including the reasonable fees and expenses of the Deal Agent’s legal counsel.

6.	Condition Precedent. The provisions of paragraphs 1 and 2 of this Letter are subject to (i) the receipt by the Deal Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to Deal Agent) of this Letter, which collectively shall have been duly executed on behalf of each of the parties hereto and (ii) the receipt by the Indenture Trustee, to hold as additional Collateral under the Indenture, of (x) the $88,408,391 original principal amount Class C Note issued by MCG Commercial Loan Trust 2001-1, accompanied by a duly executed bond power and (y) each of the four Commercial Loans listed separately on the schedule to the Funding Notice being delivered on the date hereof.

7.	Counterparts/Telecopy. This Letter may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered (provided that failure of an original to be delivered shall not impair the effectiveness of this Letter).

8.	GOVERNING LAW. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

9.	ENTIRETY. THIS LETTER, THE AGREEMENT AND THE OTHER BASIC DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THIS LETTER, THE AGREEMENT AND THE OTHER BASIC DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[SIGNATURE PAGES TO FOLLOW]

Sincerely,

WACHOVIA SECURITIES, INC. as Deal Agent

By:	/s/ RAJ SHAH

Name	Raj Shah
Title:	Director

Accepted and Agreed:

MCG CAPITAL CORPORATION

By:	/s/ SAMUEL G. RUBENSTEIN

Name:	Samuel G. Rubenstein
Title:	General Counsel and Executive Vice President

MCG MASTER TRUST

By:	MCG CAPITAL CORPORATION (as Servicer)

By:	/s/ SAMUEL G. RUBENSTEIN

Name:	Samuel G. Rubenstein
Title:	General Counsel and Executive Vice President

VARIABLE FUNDING CAPITAL CORPORATION,

By:	Wachovia Securities, Inc.,
as attorney-in-fact

By:	/s/ DOUGLAS R. WILSON, SR.

Name:	Douglas R. Wilson, Sr.
Title:	Vice President

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (f/k/a Norwest Bank Minnesota, National Association), not in its individual capacity but solely as Indenture Trustee

By:	/s/ TIMOTHY MATYI

Name:	Timothy Matyi
Title:	Assistant Vice President

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